EXHIBIT 11.0 - Computation of Earnings Per Share


                                              Three Months      Six Months
                                                 Ended             Ended
                                                6/30/97           6/30/97
                                              ------------      ----------
     Net Income                                $1,153,011       $2,231,649
                                               ==========       ==========

     Weighted average shares outstanding        2,474,391        2,520,152

     Common stock equivalents due to
      dilutive effect of stock options            210,555          206,769
                                               ----------       ----------
     Total weighted average common shares
      and equivalents outstanding               2,684,946        2,726,921
                                               ==========       ==========

     Primary earnings per share                $     0.43       $     0.82
                                               ==========       ==========
     Total weighted average common shares
      and equivalents outstanding for
      primary computation                       2,684,946        2,726,921

     Additional dilutive shares using the
      end of period market value versus
      the average market value when
      applying the treasury stock method            9,827 *         13,613 *
                                               ----------       ----------
     Total weighted average common shares
      and equivalents outstanding for
      fully diluted computation                 2,694,773        2,740,534
                                               ==========       ==========

     Fully diluted earnings per share          $     0.43       $     0.81
                                               ==========       ==========
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* If average share price is greater than ending price, the average price for both primary and fully diluted is used for the calculation.